UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) December 16, 2003

                             Brooks Automation, Inc.
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             (Exact Name Of Registrant As Specified In Its Charter)

                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)

             0-25434                                  04-3040660
    (Commission File Number)              (I.R.S. Employer Identification No.)
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15 Elizabeth Drive, Chelmsford, MA                      01824
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(Address of Principal Executive Offices)              (Zip Code)

                                 (978) 262 2400
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              (Registrant's Telephone Number, Including Area Code)


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          (Former Name or Former Address, if Changed Since Last Report)


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Item 5. Other Events.

      On December 16, 2003, Brooks Automation, Inc. (the "Company") announced that it completed its previously announced public offering of an aggregate of 6,900,000 shares of its common stock at a price of $19.00 per share, for estimated net proceeds of the offering of approximately $124.1 million. The number of shares sold and the estimated net proceeds of the offering reflect the election of the underwriters in the offering to exercise in full their 30-day option to purchase an additional 900,000 shares to cover over-allotments. The press release issued by the Company dated December 16, 2003, titled "Brooks Automation Completes Public Offering," is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

      Neither the filing of any press release as an exhibit to this Current Report on Form 8-K nor the inclusion in such press release of a reference to the Company's Internet address shall, under any circumstances, be deemed to incorporate the information available at such Internet address into this Current Report on Form 8-K. The information available at the Company's Internet address is not part of this Current Report on Form 8-K or any other report filed by the Company with the Securities and Exchange Commission.

Item 7. Financial Statements and Exhibits.

      (c)   Exhibits.

                      Exhibit
                      Number     Description

                        99.1 Press release dated December 16, 2003 of Brooks Automation, Inc. announcing completion of public offering.

                                   SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 16, 2003               BROOKS AUTOMATION, INC.

                                       By: /s/ Lynda M. Avallone
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                                           Lynda M. Avallone, Vice President and
                                           Treasurer

                                  EXHIBIT INDEX


Exhibit
Number     Description

 99.1 Press release dated December 16, 2003 of Brooks Automation, Inc. announcing completion of public offering.